[News Corp Letterhead]

                                                               November 11, 2004

Citibank - ADR Department
388 Greenwich Street - 14th Floor
New York, New York 10013

Computershare Trust Company of New York
88 Pine Street - 19th Floor
New York, New York 10005

                        News Corp - Preferred Share ADSs

Ladies and Gentlemen:

            Reference is hereby made to Section 5.04 of that certain Amended and Restated Deposit Agreement, dated as of December 3, 1996, as amended by Amendment No. 1 to Amended and Restated Deposit Agreement, dated as of September 8, 2004 (as so amended, the "Deposit Agreement"), by and among The News Corporation Limited (the "Company"), Citibank, N.A., as depositary (the "Depositary"), all Holders from time to time of American Depositary Receipts issued thereunder, and (to the extent contemplated therein) certain Beneficial Owners of American Depositary Shares ("ADSs"), each ADS issued thereunder representing four (4) preferred limited voting ordinary shares, par value A$0.50 per share of the Company (the "Shares"). All capitalized terms used (but not otherwise defined) herein shall have the meanings given to such terms in the Deposit Agreement.

            The Company, the Depositary and Computershare Trust Company of New York ("Computershare") agree that, effective in each case as of November 15, 2004 (the "Effective Date") and subject to the conditions and limitations set forth below, Citibank, N.A. shall cease to act as the Depositary under the Deposit Agreement and Computershare shall become the appointed Successor Depositary under the Deposit Agreement (the "Successor Depositary") to provide the limited services related to enabling the exchange pursuant to Section 4.08 of the Deposit Agreement of ADSs evidenced by ADRs for News Corp US non-voting common shares upon surrender to the Depositary of the ADRs evidencing the ADSs outstanding as of the Effective Date and the termination and unwinding of the ADR facility existing pursuant to the Deposit Agreement upon the terms described below by reference to the applicable escheat periods.

            By signing this Letter Agreement, Citibank, N.A., as the Depositary agrees, to (i) duly assign, transfer and deliver, as of the Effective Date, all of its right, title and interest in the News Corp US non-voting common shares held as Deposited Securities under the Deposit Agreement (including any securities, property or cash received in respect thereof but excluding any cash and other distributions (other than News Corp US non-voting common shares) held by Citibank, N.A., as Depositary, in respect of payments remitted to holders of ADSs outstanding as of the Effective Date which have not been claimed ("outstanding checks")) to the Successor Depositary, and (ii) deliver to Computershare a list of the Holders of all ADSs outstanding, as of the Effective Date, and all such other books and records maintained by Citibank, N.A. with respect to its function as Depositary under the Deposit Agreement. Citibank,

N.A. hereby confirms that while still acting as Depositary and immediately prior to the Successor Depositary's appointment becoming effective, Citibank, N.A. (x) shall, or shall cause, the ADSs held through The Depository Trust Company and the ADSs issued as part of the Direct Registration system to be exchanged for the applicable number of News Corp US non-voting common shares prior to the Effective Date, subject to receipt of a deposit from News Corp US of the requisite number of News Corp US non-voting common shares, and (y) shall file, or cause to be filed, with the Securities and Exchange Commission before the Effective Date a Post-Effective Amendment to Registration Statement on Form F-6 substantially in the form attached hereto as Exhibit A, subject to timely receipt of the requisite signature(s) from the Company (if any). Any notices required under the Deposit Agreement as a result of the actions contemplated in this Letter Agreement, the filing of the Post-Effective Amendment referred to above or the contents of any exhibit to such filing, shall be made by Citibank, N.A. (except that the notice of appointment of Computershare as Successor Depositary is contemplated to be included in the letter from the Company to be mailed (as described below) by Computershare on or about November 15, 2004 to Holders of ADRs, together with a Letter of Transmittal attached hereto as Exhibit B).

            By signing this Letter Agreement, Computershare accepts its appointment as Successor Depositary under the Deposit Agreement as of the Effective Date for the limited purposes set forth herein, agrees to be bound by all of the terms and conditions of the Deposit Agreement (except to the extent modified herein) as of the Effective Date, and agrees to act as a Successor Depositary from and after the Effective Date for the limited purpose of (x) enabling the exchange pursuant to Section 4.08 of the Deposit Agreement of ADSs for News Corp US non-voting common shares upon surrender to the Depositary of the ADRs evidencing the ADSs outstanding as of the Effective Date, and (y) terminating and unwinding the ADR facility existing under the Deposit Agreement upon the terms described herein by reference to the applicable escheat periods. Computershare also agrees to mail, as Successor Depositary, to Holders of ADSs outstanding as of the Effective Date the Letter of Transmittal attached hereto as Exhibit B (together with a letter from the Company containing a notice of appointment of Computershare as Successor Depositary) promptly after the Effective Date. Citibank shall, upon receipt of the requisite materials from the Company, and to the extent applicable, Computershare, cause Citibank, N.A. - Milan Branch ("Citibank - Milan") to mail certificates evidencing News Corp US non-voting common shares (in each case with the applicable Italian law legends and notices, as provided by the Company) to Holders of ADSs or holders of Shares with registered addresses in Italy who affirmatively elect in a duly completed and signed Letter of Transmittal delivered to Computershare and elect to receive a certificate evidencing News Corp US non-voting common shares (rather than News Corp US non-voting shares in direct registration form).

            By signing this Letter Agreement, the Company agrees that the duties and obligations of the Successor Depositary shall be limited to (x) enabling the exchange pursuant to Section 4.08 of ADSs for News Corp US non-voting common shares upon surrender to the Depositary of the ADRs evidencing the ADSs outstanding as of the Effective Date, and (y) terminating and unwinding the ADR facility existing under the Deposit Agreement upon the terms described below. Notwithstanding anything to the contrary contained herein or in the Deposit Agreement, with respect to any and all Deposited Securities (other than the News Corp US non-voting common shares) and cash and other distributions held by it immediately prior to the Effective Date, Citibank shall retain possession of such Deposited Securities (other than the News Corp US non-voting common shares) and shall be responsible for the distribution and escheatment thereof in accordance with applicable laws, rules and regulations. Citibank, N.A. and the Company agree that none of the actions contemplated herein are, and nothing contained herein is, intended, or shall be deemed, to constitute a waiver by Citibank. N.A. of, or otherwise adversely affect, any rights to payment, reimbursement or indemnity Citibank, N.A. may have as of the date hereof under the terms of the Deposit Agreement or any related agreement between Citibank, N.A. and the Company.

            Citibank, N.A. hereby confirms that no new ADSs or ADRs will be issued after the date hereof and that no pre-release transactions in respect of the ADSs are outstanding as of the date hereof or will be entered into by Citibank, N.A. in respect of the ADSs after the date hereof. The parties hereto agree that from and after the Effective Date (i) no new ADSs or ADRs will be issued pursuant to the Deposit Agreement, (ii) in respect of any corporate actions affecting the News Corp US non-voting common shares held as Deposited Securities, the Successor Depositary shall collect any distributions received for the benefit of Holders of ADSs not previously surrendered in exchange for News Corp US non-voting common shares and shall hold such distributions pending receipt of the applicable ADRs in exchange for News Corp US non-voting common shares, (iii) no pre-release transactions contemplated in Section 5.11 of the Deposit Agreement shall be engaged in, (iv) the Successor Depositary shall not accommodate any transfer of ADSs or cancellation of ADSs (other than in connection with an exchange of ADSs for News Corp US non-voting common shares), and (v) the Successor Depositary shall accommodate the exchange by Holders of ADSs for News Corp US non-voting common shares. With respect to the News Corp US non-voting common shares and any distributions thereon (including, without limitation, News Corp US non-voting common shares transferred by Citibank, N.A. to Computershare upon the terms described herein), Computershare shall be responsible for any escheatment related thereto. For avoidance of any doubt, the News Corp US non-voting common shares transferred by Citibank, N.A. to Computershare include News Corp US non-voting common shares held in respect of securities not previously surrendered for ADSs in connection with the transactions referenced in Exhibit C (Computershare being responsible for the escheatment of the News Corp US non-voting common shares so transferred to it).

            Each of the parties hereto agrees that neither Computershare nor its agents shall have any liability or obligations to Citibank, N.A in connection herewith or hereunder, Computershare's only obligations hereunder being to the Company. In order for Computershare to enter into this Letter Agreement, in addition to any rights Computershare and its agents might have under the Deposit Agreement as if they were Depositary thereunder, the Company agrees to indemnify each of Computershare and its agents, officers, directors, employees, successors and assigns (collectively, the "Indemnified Parties") against, and hold each of them harmless from, any and all loss, liability, cost, claim, action, judgment, damages (including, without limitation, any indirect, special, punitive and/or consequential damages), award, penalty, fine, taxes or expenses (including without limitation, reasonable attorneys' fees and expenses) (each a "Loss", collectively "Losses") which may be paid, incurred or suffered by any of them, or to which any of them may become subject, (i) related to, arising out of or incidental to any acts performed or omitted, in accordance with the provisions of the Deposit Agreement or the ADSs, except for any Loss directly arising out of the negligence or bad faith of such Indemnified Party, (ii) related to, arising out of or incidental to any acts performed or omitted, solely in accordance with the provisions of this Letter Agreement, except for any Loss directly arising out of the gross negligence or wilful misconduct of such Indemnified Party and/or (iii) related to, arising out of, or incidental to, any act or omission to act on the part of any other party to this Letter Agreement. The Company further agrees to indemnify Citibank, N.A., Citibank - Milan and their directors, employees, and agents for, and hold each of them harmless from, any liability or expense (including, without limitation, reasonable fees and expenses of counsel) which may arise out of the distribution contemplated herein of certificates evidencing News Corp US non-voting common shares to persons with registered addresses in Italy, except for liability or expense arising out of the negligence or bad faith of any of them.

            This Letter Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same agreement.

            This Letter Agreement shall be interpreted under, and all the rights and obligations hereunder shall be governed by, the laws of the State of New York (without reference to the principles of choice of law thereof).

            The Company, the Depositary and Computershare have caused this Letter Agreement to be executed and delivered on their behalf by their respective officers thereunto duly authorized as of the date set forth above.


                                        The News Corporation Limited

                                        By: /s/ Lawrence A. Jacobs
                                            ------------------------------------
                                            Name:  Lawrence A. Jacobs
                                            Title: Authorized Signatory


                                        Citibank, N.A.

                                        By: /s/ Mark Gherzo
                                            ------------------------------------
                                            Name:  Mark Gherzo
                                            Title: Vice President


                                        Computershare Trust Company of New York

                                        By: /s/ Joseph McFadden
                                            ------------------------------------
                                            Name:  Joseph McFadden
                                            Title: Senior Vice President and
                                                   General Manager

Exhibits

Exhibit A         Form of Post Effective Amendment to F-6 Registration Statement
Exhibit B         Letter of Transmittal
Exhibit C         Outstanding Exchanges

                                    Exhibit A

                                    [Omitted]

                                    Exhibit B

                                 [See Attached]

                             LETTER OF TRANSMITTAL

 To accompany American Depositary Receipts ("ADR(s) Certificate(s)") evidencing
    American Depositary Shares ("ADS(s)") formerly representing (i) four (4) preferred limited voting shares, or (ii) four (4) ordinary shares of

                          The News Corporation Limited

             in exchange for News Corporation shares ("New Shares")

Name(s) and Address of Registered Holder(s)

If there is any error in the name or address shown below, please make the necessary corrections.

                ---------------------------------------------
                Certificate No(s)            Number of ADSs
                ---------------------------------------------
                CertificateNumber  |_|       Number of Shares
                CertificateNumber  |_|       Number of Shares
                CertificateNumber  |_|       Number of Shares
                CertificateNumber  |_|       Number of Shares
                CertificateNumber  |_|       Number of Shares
                CertificateNumber  |_|       Number of Shares
                CertificateNumber  |_|       Number of Shares
                ---------------------------------------------
                TOTAL ADSs                   Number of Shares
                ---------------------------------------------

        Please check corresponding box if you have lost your certificate

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  Please read instructions on the reverse side before completing the sections below
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                          Special Issuance Instructions

Complete ONLY if the New Share(s) and/or check is/are to be issued in a name which differs from the name on the surrendered ADR(s) Certificate(s). Issue to:

Name:    _______________________________________________________________________

Address:
         _______________________________________________________________________

         _______________________________________________________________________

--------------------------------------------------------------------------------
                              Signature(s) Required
                  Signature(s) of Registered Holder(s) or Agent
--------------------------------------------------------------------------------

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on ADR(s) Certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation acting in a fiduciary or representative capacity, or other person, please set forth full title. See Instructions 2, 3, or 4.

________________________________________________________________________________
                                Registered Holder

________________________________________________________________________________
                                Registered Holder

________________________________________________________________________________
                                  Title, if any

Phone No.: __________________________________________________ Date _____________

--------------------------------------------------------------------------------

                          Special Delivery Instructions

Complete ONLY if the New Share(s) and/or check is/are to be mailed to some address other than the address reflected above. Mail to:

Name:    _______________________________________________________________________

Address: _______________________________________________________________________

         _______________________________________________________________________

--------------------------------------------------------------------------------

                      Signature(s) Guaranteed (if required)
                               See Instruction 3.

If the section entitled "Special Issuance Instructions" is completed, then signatures on this Letter of Transmittal must be guaranteed by a member of a "Signature Guarantee Program" ("STAMP"), Stock Exchange Medallion Program ("SEMP") or New York Stock Exchange Medallion Signature Program ("MSP") (an "Eligible Institution"). The signature(s) must be guaranteed by an Eligible Institution. See Instruction 3.


________________________________________________________________________________
                              Authorized Signature

________________________________________________________________________________
                                  Name of Firm

________________________________________________________________________________

--------------------------------------------------------------------------------

               Requester: COMPUTERSHARE TRUST COMPANY OF NEW YORK
            Form W-9 Department of Treasury Internal Revenue Service

Part 1: Registered Holders please provide your TIN in the space provided and certify by signing and dating below

________________________________________________________________________________
Social Security No. or Employer Identification No

For Payees exempt from backup withholding check this box. |_|

--------------------------------------------------------------------------------

Part 2: Certification

Under penalties of perjury, I certify that:

(1) The Number shown on this form is my correct Taxpayer Identification Number or I am waiting for a number to be issued to me, and
(2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding, and
(3) I am a U.S. person (including a U.S. resident alien).

Certification Instructions - You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2).

Part 3: Sign Here
Signature of U.S. person ____________________________________ Date _____________
--------------------------------------------------------------------------------

                    COMPUTERSHARE TRUST COMPANY OF NEW YORK

--------------------------------------------------------------------------------

Instructions for Surrendering Certificates

1. Method of Delivery: Your ADR(s) Certificate(s) and the Letter of Transmittal must be sent or delivered to Computershare Trust Company of New York (the "Exchange Agent"). Do not send them to The News Corporation Limited, News Corporation, or Citibank, N.A. The method of delivery of ADR(s) Certificate(s) to be surrendered to the Exchange Agent at one of the addresses set forth on the front of the Letter of Transmittal is at the option and risk of the surrendering holder. Delivery will be deemed effective only when received by the Exchange Agent. If the ADR(s) Certificate(s) are sent by mail, registered mail with return receipt requested and properly insured, is suggested. A return envelope is enclosed. Method of delivery of the ADR(s) Certificate(s) is at the option and risk of the owner thereof.

The signature on the reverse side represents that I\we have full authority to surrender without restriction the enclosed ADR(s) Certificate(s) for exchange. Please issue the New Share(s) and/or check in the name this Letter of Transmittal was addressed to unless instructions are given in the boxes on the reverse side.

2. New Shares issued in the Same Name: If the New Share(s) and/or check is issued in the same name as the surrendered ADR(s) Certificate(s) is registered, the Letter of Transmittal should be completed and signed exactly as the surrendered ADR(s) Certificate(s) is registered. Do not sign the ADR(s) Certificate(s). Signature guarantees are not required if the ADR(s) Certificate(s) surrendered herewith are submitted by (i) the registered owner of such ADR(s) Certificate(s) who has not completed the section entitled "Special Issuance Instructions" or (ii) for the account of an Eligible Institution. If any of the ADR(s) Certificate(s) surrendered hereby are owned by two or more joint owners, all such owners must sign this Letter of Transmittal exactly as written on the face of the ADR(s) Certificate(s)). If any ADR(s) Certificate(s) are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations. Letters of Transmittal executed by trustees, executors, administrators, guardians, officers of corporations, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer's authority to act.

3. New Shares issued in Different Name: If the section entitled "Special Issuance Instructions" is completed, then signatures on this Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents' Medallion Program (each an "Eligible Institution"). If the surrendered ADR(s) Certificate(s) are registered in the name of a person other than the signer of this Letter of Transmittal, or if issuance is to be made to a person other than the signer of this Letter of Transmittal, or if the issuance is to be made to a person other than the registered owner(s), then the surrendered ADR(s) Certificate(s) must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners appear on such ADR(s) Certificate(s) or stock power(s), with the signatures on the ADR(s) Certificate(s) or stock power(s) guaranteed by an Eligible Institution as provided herein.

4. Special Issuance and Delivery Instructions: Indicate the name and address in which the New Share(s) and/or check is/are to be issued and sent if different from the name and/or address of the person(s) signing this Letter of Transmittal. The holder is required to give the social security number or employer identification number of the record owner of the New Shares. If Special Issuance Instructions have been completed, the holder named therein will be considered the record owner for this purpose.

5. Letter of Transmittal Required: Surrender of Certificate(s), Lost Certificate(s): You will not receive your New Shares and/or check unless and until you deliver this Letter of Transmittal, properly completed and duly executed, to the Exchange Agent, together with the ADR(s) Certificate(s) evidencing your ADSs and any required accompanying evidences of authority. If your ADR(s) Certificate(s) has been lost, stolen, misplaced or destroyed, please check the corresponding box on the reverse side and contact the Exchange Agent for instructions at (877)277-9782, Local Telephone No.(312)360-5353 prior to submitting your ADR(s) Certificate(s) for exchange.

6. Form W-9: Under the Federal Income Tax Law, a non-exempt shareholder is required to provide the Exchange Agent with such shareholder's correct Taxpayer Identification Number ("TIN") on the Form W-9 above. If the ADR(s) Certificate(s) is registered in more than one name or are not in the name of the actual owner, consult the enclosed Form W-9 guidelines for additional guidance on number to report. Failure to provide the information on the form may subject the surrendering holder to backup withholding on any reportable payment.

Please review the enclosed Guidelines for Certification of Taxpayer Identification Number on Form W-9 for additional details on what TIN to give the Exchange Agent. By completing and signing the Form W-9 on the reverse side, you acknowledge that you are the registered holder identified in this letter of transmittal.

If you are a foreign individual seeking to qualify as an exempt recipient, you must complete and submit an appropriate Form W-8, which may be requested from the Exchange Agent.

7. Dividends on New Share(s): It is important that you surrender your ADR(s) Certificate(s) promptly for exchange because you will not receive payment of any dividends declared on the New Shares, or be able to vote your New Share(s), if applicable, until you validly surrender your ADR(s) Certificate(s) to the Exchange Agent. After the exchange of your ADR(s) Certificate(s) for New Share(s), any dividends declared on the New Share(s) since the effective date of the Reorganization will be paid without interest. If you do not surrender your ADR(s) Certificate(s) to the Exchange Agent prior to the escheat period applicable to the state in which you reside, the New Share(s) represented by your ADSs will be sold and the net proceeds of such sale (together with any distributions received) will be escheated in accordance with the escheat laws of the state of your last known residence.

8. Stock Transfer Taxes. It is not anticipated that any transfer taxes will be payable in connection with the issuance of New Share(s) in exchange for ADR(s) Certificate(s).

9. Form of New Shares. All New Shares will be issued in uncertificated, book-entry form in direct registration system maintained by Computershare Investor Services, LLC on behalf of News Corporation ("News Corporation Direct Registration Shares"). As a holder of News Corporation Direct Registration Shares, you will receive periodic statements issued by Computershare reflecting the number of New Shares you own, rather than physical certificates evidencing New Shares. If, instead of News Corporation Direct Registration Share(s), you wish to receive certificated Share(s) of News Corporation, upon receipt from Computershare of a statement reflecting the issuance of the News Corporation Direct Registration Share(s) to you, instruct Computershare Trust Company of New York to issue and mail to you certificate(s) for your New Share(s) in the manner provided in such statement.

--------------------------------------------------------------------------------

This Letter of Transmittal should be (a) completed and signed in the space provided on the Form W-9 above and (b) mailed or delivered together with your ADR(s )Certificate(s) to Computershare Trust Company of New York at one of the following addresses:

By Mail

Wall Street Station
P.O. Box 1010
New York, NY 10268-1010

By Hand

Wall Streett Plaza
88 Pine Street, 19th Floor
New York, NY 10005

By Overnight Delivery

Wall Street Plaza
88 Pine Street, 19th Floor
New York, NY 10005

For Telephone Assistance please call:

(877) 277-9782

Ladies and Gentlemen:

            In connection with the "re-incorporation" of The News Corporation Limited ("TNCL") in the United States under the name "News Corporation", we hereby surrender to Computershare, as Successor Depositary, this Letter of Transmittal, and the ADR(s) Certificate(s) enclosed herewith evidencing American Depositary Shares ("ADSs"), each ADS formerly representing either (i) four (4) preferred limited voting ordinary shares of TNCL, or (ii) four (4) ordinary shares of TNCL, in exchange for either (i) two (2) shares of voting common stock of News Corporation, or (ii) two (2) shares of non-voting common stock of News Corporation for each ADS surrendered, as applicable ("New Shares").

            The aforementioned holder hereby represents and warrants that the aforementioned holder is the registered holder of the enclosed ADR(s) Certificate(s), with good title thereto, free and clear of all liens, restrictions, charges and encumbrances, and not subject to any adverse claims. The aforementioned holder will, upon request, execute any additional documents necessary or desirable to complete the surrender and exchange of such ADR(s) Certificate(s). The aforementioned holder hereby irrevocably appoints Computershare Trust Company of New York, as agent of the aforementioned holder, to effect the exchange of the enclosed ADSs for the applicable New Shares. All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the aforementioned holder and shall not be affected by, and shall survive, the death or incapacity of the aforementioned holder.

            It is understood that the aforementioned holder will not receive New Shares until the ADR(s) Certificate(s) owned by the aforementioned holder are received by Computershare at one of the addresses set forth above, together with such additional documents as Computershare may require, and until the same are processed for exchange by Computershare. It is further understood that no interest will accrue on the dividends paid on the New Shares during the time the ADR(s) Certificate(s) owned and surrendered by the aforementioned holder are being processed for exchange by Computershare.

            In exchange for the enclosed ADR(s) Certificate(s) the aforementioned holder requests that New Share(s) be issued in uncertificated, book-entry form in the direct registration system maintained by Computershare Investor Services, LLC on behalf of News Corporation and be credited to the direct registration account of the record holder of the ADR(s) Certificate(s) surrendered herewith. Unless otherwise indicated in the Letter of Transmittal, the aforementioned holder requests that the statements issued in respect of direct registration of New Shares be mailed to the record holder of the ADR(s) Certificate(s) surrendered herewith. In the event that both the Special Issuance Instructions and the Special Delivery Instructions are completed, the aforementioned holder requests that the New Shares be issued in direct registration form in the name of, and all statements in respect thereof be mailed to, the person or entity so indicated at the address so indicated. Appropriate medallion signature guarantees by an Eligible Guarantor Institution (as defined in Instruction 2) have to be included with respect to the ADR(s) Certificate(s) for which Special Issuance Instructions have been given.

                            [LOGO] News Corporation

            Dear ADR Holders:

            We are pleased to inform you that the shareholders and optionholders of The News Corporation Limited ("TNCL") and the Australian Federal Court have approved the re-incorporation of TNCL in the United States under the name "News Corporation", which became effective on November 12, 2004.

            You are the Holder of American Depositary Shares that previously represented the rights to receive either Ordinary Shares or Preferred Limited Voting Ordinary Shares of TNCL (the "Ordinary Share ADSs" and the "Preferred Share ADSs", respectively and collectively, the "ADSs"). As a result of the re-incorporation, (i) each Ordinary Share ADS was converted into the right to receive two (2) shares of voting common stock of News Corporation, a Delaware corporation ("News Corporation") and (ii) each Preferred Share ADS was converted into the right to receive two (2) shares of non-voting common stock of News Corporation.

            The Common Share ADSs and the Preferred Share ADSs ceased trading on The New York Stock Exchange at the close of business on November 2, 2004. The News Corporation voting common shares and non-voting common shares are trading on The New York Stock Exchange, under the symbols "NWS" and "NWS.A", respectively. In connection with the reincorporation, we have appointed Computershare Trust Company of New York ("Computershare") as successor depositary for the TNCL ADR facilities so as to facilitate the exchange of ADSs for News Corporation shares. Computershare Investor Services, LLC is also the registrar and transfer agent for the News Corporation shares. The existing TNCL ADR facilities are being unwound and terminated.

            In order for you to receive the News Corporation shares that your certificated ADSs now represent, you must surrender the certificate(s) that evidence(s) your ADSs (commonly known as, the "ADR(s) Certificate(s)") to Computershare under cover of a duly completed and signed Letter of Transmittal. We have enclosed a Letter of Transmittal and a Certification of Taxpayer Identification Number on Form W-9 for this purpose.

            To exchange your ADS(s) for News Corporation shares, you will need to take the following steps:

            o Complete and sign the enclosed Letter of Transmittal in accordance with the accompanying instructions;

            o Complete and sign the Form W-9 enclosed with the Letter of Transmittal in accordance with the instructions; and

            o Deliver the completed and signed Letter of Transmittal, the Form W-9 and your ADR(s) Certificate(s) to Computershare at the applicable address set forth on the front of the Letter of Transmittal. We have included a pre-addressed return envelope for your convenience. Computershare recommends that you send your ADR(s) Certificate(s) by registered mail, properly insured, with return receipt requested. Do not send any ADR(s) Certificate(s) to TNCL, News Corporation or Citibank, N.A.

            Please read the instructions to the Letter of Transmittal and the Guidelines for Certification of Taxpayer Identification Number on Form W-9 before completing and signing the Letter of Transmittal and Form W-9 and forwarding each of them, together with your ADR(s) Certificate(s), to Computershare.

            It is important for you to surrender your ADR(s) Certificate(s) to Computershare promptly because you will not receive any distributions in respect of the News Corporation shares Computershare holds on your behalf and you will not be able to vote the shares of News Corporation being held by Computershare until you validly surrender your ADR(s) Certificate(s) to Computershare. In addition, if you do not surrender your ADR(s) Certificate(s) to Computershare prior to the expiration of the applicable escheat period, any property held in respect of your ADSs will be sold and proceeds will be escheated in accordance with the escheat laws of the state of your last known residence.

            If you are an ADR holder whose address as shown in the register for ADRs is a place outside Australia, Brazil, Canada, China, Germany, Hong Kong, India, Ireland, Italy, Japan, Jersey, Mexico, New Zealand, Papua New Guinea, Singapore, Switzerland, Taiwan, the United Arab Emirates, the United States and the United Kingdom, you will not be eligible to receive shares of News Corporation. News Corporation will issue for sale on your behalf two shares of voting common stock or non-voting common stock of News Corporation, as applicable, for every ADS you hold as at the Record Date of the reincorporation and net proceeds of sale will be remitted to you upon surrender of your ADR(s) Certificate(s) to Computershare

            If you have any questions regarding the procedure for exchanging your ADS(s) for News Corporation shares, please contact Computershare, at the address indicated on the Letter of Transmittal or at (877)277-9782, Local Telephone No. (312)360-5353.

November [Date], 2004                       Very truly yours,


                                            /s/ Laura Oleary

                                            Laura Oleary

                                    Exhibit C

                              Outstanding Exchanges

1. United television

2. Chris Craft Industries Class B Common

3. Chris Craft Industries Common

4. Chris Craft Industries $1.40 Convertible Preferred

5. BHC Communications

6. Heritage Media Corporation Pre-Split Class A Common

7. Heritage Media Corporation Post-Split Class A Common